Exhibit 3(e)

                  GULF STATES UTILITIES COMPANY

          TRANSCRIPT FROM THE RECORDS OF MEETING OF THE
          BOARD OF DIRECTORS HELD ON NOVEMBER 12, 1992

*****************************************************************
*************
RESOLVED, that this Board of Directors hereby further waives the terms of Article IX of the Company's Bylaws regarding mandatory retirement age of directors to allow Robert H. Barrow to continue to serve as a member of the Board of Directors until the Annual Meeting of Shareholders in May, 1994.

*****************************************************************
*************

     I, Leslie D. Cobb, Vice President and Secretary of Gulf States Utilities Company, a wholly-owned subsidiary of Entergy Corporation, I hereby certify that the foregoing is a true and correct copy of a certain resolution duly adopted by the Board of Directors of said Company at a Special Meeting of said Board duly convened and held on November 12, 1992, at which meeting a quorum for the transaction of business was present and acting throughout.

     I further certify that said resolution has not been amended or revoked and that the same is now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and have affixed the corporate seal of said Company this 28th day of January, 1994.

Leslie D Cobb
Vice President & Secretary
Gulf States Utilities Company
Amended January 28, 1994

                             BYLAWS

                  GULF STATES UTILITIES COMPANY
                             BYLAWS

                               of

                  GULF STATES UTILITIES COMPANY

                           ARTICLE I.

                              Name.

     The name of this Corporation shall be GULF STATES UTILITIES
COMPANY.

                           ARTICLE II.

                     Shareholders' Meetings.

     All meetings of the Shareholders shall be held at the principal office of the Company, 350 Pine Street, Beaumont, Texas. With or Without motion, the Chairman of any meeting of the Shareholders may appoint Inspectors and Tellers for such meeting who shall examine into the qualifications of the Shareholders present in person or represented at the meeting by proxy, report the shares represented at the meeting and tabulate the vote on such matters as may come before the meeting.

                          ARTICLE III.

                         Annual Meeting.

     The Annual Meeting of the Shareholders of this Corporation shall be held on the first Thursday in May in each year if not a legal holiday and, if a legal holiday, then on the next succeeding Thursday not a legal holiday. In the event that such Annual Meeting is omitted by circumstances beyond the control of the Company or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner and as provided for Special Shareholders' Meetings.

                           ARTICLE IV.

                        Special Meetings.

     Special Meetings of the Shareholders of this Corporation shall be held whenever called by the Chairman of the Board of Directors, the Vice Chairman, the President, a Vice President or a majority of the Board of Directors, or whenever the holder or holders of one-tenth (1/10) of the shares of the capital stock issued and outstanding and entitled to vote shall make written application therefor to the Secretary or an Assistant Secretary, stating the time and purpose of the meeting applied for. Special Meetings of the Shareholders shall also be held following the accrual or termination of the right of the preferred stock of the Corporation, voting as a class, to elect the smallest number of Directors of this Corporation necessary to constitute a majority of the members of the Board of Directors, whenever requested to be called in the manner provided in Paragraph 6 of Article VI of the Restated Articles of Incorporation of the Corporation as amended.

                           ARTICLE V.

                Notice of Shareholders' Meetings

     Written or printed notice of all Shareholders' Meetings, stating the time and place, and, in the case of Special Meetings, the purpose or purposes for which such meetings are called, shall be delivered by the Secretary or an Assistant Secretary, by mail, to each Shareholder of record, having voting power in respect of the business to be transacted thereat, at his or her registered address, at least ten (10) and not more than sixty (60) days prior to the date of the meeting, and the person giving such notice shall make affidavit in relation thereto; provided that such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, and further provided that notice of any such meeting shall be deemed to be sufficiently delivered to any Shareholder who, while the provisions of the Trading with the Enemy Act (Public Act No. 91 of the Sixty-fifth Congress of the United States of America, as now or hereafter amended) shall be operative, shall appear from the stock books to be or shall be known to the Corporation to be an "enemy" or "ally of enemy" as defined in the said Act and whose address appearing on such stock books is outside the United States, or the mailing to whom of notice shall at the time be prohibited by any other law of the United States of America or by any executive order or regulation issued or promulgated by any officer or agency of the United States of America (a) if, at least ten (10) days prior to the date of the meeting, a copy of the notice of the meeting shall be mailed to any person or agency who by any such law, order or regulation shall have been duly designated to receive such notice or duty designated or appointed as custodian of the property of such Shareholder; or (b) if a brief notice of such meeting, including, in the case of a Special Meeting, either a brief statement of the objects for which such meeting is called or a statement as to where there may be obtained a copy of a written notice containing a statement of such objects, shall be published by the Corporation at least once, not less than ten (10) days before the meeting in a daily newspaper published in the English language and of general circulation in the City of Beaumont, Texas.
     Any meeting at which all Shareholders having voting power in respect of the business to be transacted thereat are present, either in person or represented by proxy, or of which those not present have waived notice in writing, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as herein before provided.

                           ARTICLE VI

                        Waiver of Notice.

     Notice of any Shareholders' Meeting may be waived by any Shareholder and the presence at any meeting, either in person or by proxy, of a Shareholder having voting power in respect of the business to be transacted thereat shall be deemed as to such Shareholder a waiver of notice of the meeting.

                           ARTICLE VII

                             Quorum.

     At any meeting of the Shareholders, a majority of the shares of capital stock issued and outstanding and entitled to vote in respect of the business to be transacted thereat, represented by such Shareholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time and the same shall be held as adjourned without further notice. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock entitled to vote represented thereat shall decide all questions brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation of the Corporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The provisions of this Article are, however, subject to the provisions of Paragraphs 6 and 13 of Article VI of the Articles of Incorporation of the Corporation as amended.

                          ARTICLE VIII.

                        Proxy and Voting

     The voting power of the respective classes of stock of the Corporation shall be as provided in Article VI of the Articles of Incorporation of the Corporation as amended. Shareholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof or after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each holder of record of stock of the Corporation of any class shall, as to all matters in respect of which such class of stock has voting power, be entitled to one vote for each share of stock of such class standing in his name on the books of the Corporation.

                           ARTICLE IX.

                       Board of Directors.

     A Board of fourteen (14) Directors shall be chosen by ballot at the Annual Meeting of the Shareholders or at any meeting held in the place thereof as hereinbefore provided. The number of Directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive Annual Meetings of Shareholders. Each Director elected by the Shareholders shall serve until the next Annual Meeting and until such Director's successor is duly elected and qualified except as in these Bylaws may otherwise be provided.

     No person shall be eligible for election or re-election as a Director of the Company after attaining age seventy (70) except as otherwise permitted by the Board by special resolution heretofore adopted. Any Director who retires from active employment by the Company shall, concurrently with such retirement, resign as a Director of the Company

     The foregoing provisions placing qualifications on the eligibility of Directors are, however, subject to Paragraphs 6 and 13 of Clause E of Article V~ of the Restated Articles of
Incorporation of the Corporation as amended.

                            ARTICLE X

                       Powers of Directors

     The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Texas, with the Articles of Incorporation of the Corporation or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination of the Board of Directors shall be final and conclusive.

                           ARTICLE XI.

                 Fees of Directors and Others..

     The Board of Directors shall have power to fix and determine the fee or fees to be paid members of the Board of Directors or any Committees appointed by the Directors or Shareholders for attendance at meetings of said Directors or Committees. Any fees so fixed and determined by the Board of Directors shall be subject to revision or amendment by the Shareholders.

                          ARTICLE XII.

                 Executive and Other Committees.

     The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the Bylaws, may elect from its number an Executive Committee of not less than three nor more than six members, which Committee may exercise the powers of the Board of Directors in the management of the business of the Corporation when the Board is not in session except where action of the Board of Directors is specified or required by law. The Executive Committee shall report its actions to the Board For approval. The Executive Committee may make rules for the notice, holding and conduct of its meetings and the keeping of the records thereof.

     The Board of Directors may likewise appoint from its number or from the Shareholders other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Board of Directors.

                         ARTICLE XIII.,

                            Meetings.

     Regular Meetings of the Board of Directors shall be held at such places within or without the State of Texas and at such times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place, either within or without the State of Texas. whenever called by the Chairman of the Board of Directors, the Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary or three or more Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present have waived notice thereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting


                          ARTICLE XIV.

                             Quorum.

     A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these Bylaws

                           ARTICLE XV

                            Officers

     The officers of this Corporation shall be a Chairman of the Board of Directors, a Vice Chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, and such other officers and assistant officers as are permitted or provided by these Bylaws and elected by the Board of Directors The officers shall be elected by the Board of Directors after its election by the Shareholders, and a meeting may be held without notice for this purpose immediately after the Annual Meeting of the Shareholders and at the same place.

                          ARTICLE XVI.

                     Eligibility of Officers

     The Chairman of the Board of Directors shall be a Director of the Corporation but need not be a Shareholder of the Corporation. The Vice Chairman, the President, Vice Presidents, Secretary, Treasurer, Controller, and such other officers as may be appointed may be, but need not be, Shareholders or Directors of the Corporation Any person may hold more than one office provided the duties thereof can be consistently performed by the same person, and except that the President and Secretary shall not be the same person.
                          ARTICLE XVII.

                 Additional Officers and Agents.

     The Board of Directors in its discretion may appoint one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

                          ARTICLE XVIII

               Chairman of the Board of Directors.

     The Chairman of the Board shall be elected from among the Directors of this Corporation. He may call meetings of the Board of Directors and of any committee thereof whenever he deems necessary. When present, he shall call to order and preside at all meetings of the Shareholders of this Corporation and of the Board of Directors He shall be the chief executive officer thereof, shall have general supervision over the business and policies of this Corporation, subject to control of the Board of Directors, and may perform all duties and exercise all powers as are conferred by these Bylaws, or by law, on the President except such duties, if any, as are required by law to be performed by a President or a Vice President. The Chairman of the Board is hereby authorized to sign certificates representing shares to which shareholders are entitled The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

                           ARTICLE XIX

                          Vice Chairman

     The Vice Chairman shall have the powers and authorities and shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. In the absence of the Chairman of the Board, the Vice Chairman shall perform the duties of such Chairman. He shall be the chief operating officer of this Corporation. Subject to control of the Board of Directors, he may perform all duties and exercise all powers as are conferred by these Bylaws, or by law, on the President except such duties as are required by law to be performed by a President, or a Vice President. The Vice Chairman is hereby authorized to sign certificates representing shares to which shareholders are entitled.
                           ARTICLE XX.

                            President

     In the absence of the Chairman of the Board and Vice Chairman, the President shall perform the duties of such Chairman In the absence of the Vice Chairman, the President shall perform the duties of such Vice Chairman. The President shall have the powers and authorities and shall perform all the duties commonly incident to his office and such other duties as the Board of Directors shall designate from time to time The President or n Vice President, or such other officer or officers as may be authorized by these Bylaws or such other person as is thereunto specifically authorized by vote of the Board of Directors, shall sign all bonds, deeds and contracts of this Corporation. The President or a Vice President or such other officer or officers as these Bylaws may prescribe shall sign all certificates representing shares of stock in this Corporation to which Shareholders are entitled.

                          ARTICLE XXI.

                         Vice Presidents

     Except as especially limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President, and shall have the power to sign all certificates of stock, bonds, deeds, and contracts of the Corporation He shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman, or the President shall designate from time to time. From time to time, as it may determine advisable, the Board of Directors may designate one or more Executive Vice Presidents who, in the absence or disability of the President, shall be managing executive officers of this Corporation; provided that priority for exercise of such authority is granted to the Executive Vice President designated as "Senior" and is thereafter granted in order of original election to such office. An Executive Vice President shall possess all the powers conferred by these Bylaws on other Vice Presidents and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman, or the President may designate from time to time.

                          ARTICLE XXII.

                            Secretary

     The Secretary shall keep accurate minutes of all meetings of the Shareholders, the Board of Directors and the Executive or other Committees of the Board of Directors, respectively, shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time The Secretary shall have the power, together with the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice President, to sign certificates of stock of the Corporation. In his absence an Assistant Secretary or a Secretary pro tempore shall perform his duties. The Secretary, any Assistant Secretary and any Secretary pro tempore shall be sworn to the faithful discharge of their duties.

                         ARTICLE XXIII.

                    Treasurer and Controller.

     The Treasurer shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond (which shall be in the custody of the President) in such form and with such sureties as shall be required by the Board of Directors.

     The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors The Controller shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond (which shall be in the custody of the Chief Executive Officer) in such form and with such sureties as shall be required by the Board of Directors

                          ARTICLE XXIV.

                            Removals

     The Shareholders may, at any meeting called for the purpose, by a vote of a majority of the shares of the capital stock issued and outstanding and entitled to vote, remove from office any Director and elect or appoint his successor, but this provision is subject to Paragraph 6 of Article VI of the Articles of Incorporation of the Corporation as amended. The Directors may, by vote of not less than a majority of the entire Board, remove from office any officer or agent or member or members of any Committees selected or appointed by them.
                           ARTICLE XXV

                           Vacancies.

     Any vacancy occurring in the Board of Directors (other than a vacancy created by an increase in the number of Directors, which is governed by Article IX of these Bylaws) may be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, but vacancies in the Board of Directors may be filled for the unexpired term by the Shareholders having voting power at a meeting called for that purpose, unless such vacancy shall have been filled by the Directors.

     If the office of any officer or agent, one or more, is or becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Directors may, by a majority vote, elect a person to such office to serve until tile next annual meeting or until his successor shall be elected.

                          ARTICLE XXVI.

                         Capital Stock.

     The amount of capital stock, and of each class thereof, shall be as fixed in the Articles of Incorporation or in any lawful amendments thereto and the votes of the Corporation from time to time

                          ARTICLE XXVII

                     Certificates of Stock.

     Every Shareholder shall be entitled to a certificate or certificates representing shares of the capital stock of the Corporation in such form, complying with the law as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for the stock of any class or classes and may require stock certificates to be countersigned by one or more of them. If certificates representing shares of capital stock of this Corporation are manually signed either by a Transfer Agent or by a Registrar, the signatures thereon of the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice President and the Secretary or an Assistant Secretary of this Corporation may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimile signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of this Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by this Corporation, such certificate or certificates may nevertheless be adopted by the Board of Directors of this Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation. Any stock certificates bearing facsimile signatures of officers of this Corporation, as above provided, may also bear a facsimile of the seal of this Corporation.

                         ARTICLE XXVIII.

                       Transfer of Stock.

     Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same signed by the person appearing by the certificate to be the owner of the shares represented thereby. No transfer shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the holder of record as the holder in fact, until such transfer is recorded upon the books of the Corporation or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every Shareholder to notify the Corporation of his post office address.

     The Board of Directors shall have power to close the stock transfer books of this Corporation for a period not exceeding 50 days preceding the date of any meeting of Shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of Shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid

                          ARTICLE XXIX.

                      Loss of Certificates.

     In case of the loss, mutilation or destruction of a certificate representing shares of stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe

                          ARTICLE XXX.

                              Seal.

     The seal of this Corporation shall consist of a flat-faced circular die with the words and figures "GULF STATES UTILITIES
COMPANY CORPORATE SEAL 1925 TEXAS" cut or engraved thereon

                          ARTICLE XXXI.

                       Books and Records.

     Unless otherwise expressly required by the laws of the State of Texas, the books and the records of the Corporation may be kept outside of the State of Texas at such place or places as may be designated from time to time by the Board of Directors.

                         ARTICLE XXXII.

                           Amendments.

     These Bylaws may be amended, added to, altered or repealed by the Board of Directors of the Company. In the event of any such amendment, alteration or repeal of these Bylaws by the Board of Directors, the notice of the Annual Meeting of the Shareholders which shall thereafter first be sent to the Shareholders shall state that the Bylaws have been so amended, added to, altered or repealed and shall describe or set forth or be accompanied by statement describing or setting forth such amendment, addition, alteration or the text of any article which has been repealed. Notwithstanding anything hereinabove contained, these Bylaws may be amended, added to, altered or repealed at any Annual or Special Meeting of the Shareholders by vote in either case of a majority of the voting power of the shares of the capital stock issued and outstanding and entitled to vote in respect thereof, unless the question is one upon which by express provisions of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question, provided, however, that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon.

                         ARTICLE XXXIII,

                        Indemnification.

     A. The Corporation shall indemnify any person who was or is a named defendant or respondent or is threatened to be made a named defendant or respondent in a proceeding (which shall ;include any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding including but not limited to any action, suit or proceeding brought by or in behalf of the Corporation) because the person is or was a director, officer, or employee of the Corporation, and any person who, while a director, officer, or employee is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or is or was a nominee or designee of the Corporation who is or was serving at the request of the Corporation as a director or officer of any domestic or foreign corporation which is owned in whole or part by the Corporation, against, judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including but not limited to court costs and attorneys' fees) actually incurred by the person in connection with such proceeding, if the person (1) conducted himself or herself in good faith, (2) reasonably believed in the case of conduct in his or her official capacity as a director, officer, or employee of the Corporation, that his or her conduct was in the Corporation's best interests and in all other cases that his or her conduct was at least not opposed to the Corporation's best interests and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. This indemnity is expressly intended to apply regardless of the sole, concurrent, or contributing negligence or fault of the person to be indemnified provided that the standards of conduct described in clauses (l),
(2), and (3) are met. In addition to the other standards of conduct described in clauses (1), (2), and (3), indemnification and payment or reimbursement of expenses of employees under this
Article XXXIII shall be provided for an employee (who is not a director or officer) only when the employee's conduct was within the course and scope of his or her employment by the Corporation.

     B. The Corporation shall indemnify a director, officer, or employee, or such A nominee or designee or person who, at the request of the Corporation, is serving in capacities described above against reasonable expenses (including but not limited to court costs and attorneys' fees) incurred by him or her in connection with a proceeding in which he or she is a named defendant or respondent because he or she is or was a director, officer, or employee, or such a nominee or designee if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     C. Indemnification provided under Section A shall be made by the Corporation (except as provided in Section B) only if it is determined in accordance with the following procedures that the person has met the requirements set forth in Section A and that indemnification is permissible Such determination that indemnification is permissible under Section A shall be made (1) by a majority vote of a quorum consisting of directors who at the time of the vote were not named defendants or respondents in the proceeding, or (2) if such a quorum cannot be obtained by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding, or (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subsections (1) or (2) of this Section C, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

     The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the persons did not meet the requirements set forth in Section A above. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom,

     The provisions of Section A are intended to make mandatory the indemnification permitted therein and, together with Article IX of the Restated Articles of Incorporation, shall constitute authorization of indemnification in the manner required Determinations as to reasonableness of expenses under Section A shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses shall be made in the manner specified in subsection (3) of the first paragraph of this Section C for the selection of special legal counsel. Determinations as to the reasonableness of expenses under Sections B and F shall be made in any manner which may be used to determine if indemnification is permissible under Section A.

     Action taken or omitted by a person with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation

     D. Notwithstanding the provisions of Section A, except to the extent permitted by the next sentence, a person shall not be indemnified by the Corporation in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by the person, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the Corporation. If a person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

     E. Reasonable expenses incurred by a director, officer, or employee, or such a nominee or designee or person serving in capacities described above at the request of the Corporation who was, is, or is threatened to b~ made a named defendant or respondent in a proceeding, may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding and without any of the determinations specified in Section C after (1) the Corporation receives a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct that is necessary for indemnification under this Article XXXIII and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met those requirements. The written undertaking required by this Section E must be an unlimited general obligation of the person but need not be secured, and may be accepted without reference to financial ability to make repayment.

     F. Notwithstanding any other provision of this Article
XXXIII, the Corporation shall pay or reimburse reasonable expenses incurred by a director, officer, or employee, or such a nominee or designee in person who, at the request of the Corporation, is serving in capacities described above in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     G. The indemnification provided by this Article XXXIII shall not be deemed to limit the powers of the Corporation to indemnify or to advance expenses to any person who is or was a director, officer, employee, agent, nominee, or designee of the Corporation conferred on the Corporation by the Texas Business Corporation Act (as now in effect or as same may be amended) or other applicable law and shall not be deemed exclusive of any rights to which those indemnified may be entitled under any agreement, contract, insurance, arrangement, vote of shareholders or disinterested directors, statute, court order, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office (including but not limited to service as plan fiduciary), and shall continue as to a person who has ceased to be a director, officer, employee, agent, nominee, or designee or person serving in a named capacity at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. This Article XXXIII is intended to be consistent with the powers granted by the Texas Business Corporation Act, as heretofore and hereafter amended, and terms used herein shall be defiled and the provisions of this Article XXXIII shall be interpreted and applied consistently with such law. The provisions of this
Article XXXIII shall be deemed several, and if and to the extent any provision of this Article XXXIII is determined not to be consistent with the provisions of such Act, as heretofore and hereafter amended, then the other provisions to the extent consistent shall remain valid and in full force and effect.

     H. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise, or employee benefit plan against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of the Restated Articles of Incorporation as amended, this Article XXXIII, the Texas Business Corporation Act, as heretofore and hereafter amended, or otherwise. Nothing in this Article XXXIII is intended to authorize a double payment to a person entitled to indemnification or reimbursement by the Corporation pursuant to this Article XXXIII of an amount actually paid to such person or expended for such person's benefit under any such insurance or other arrangement. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement the Corporation may, for the benefit of persons indemnified by the Corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surely arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

     I. Any indemnification of or advance of expenses to any person in accordance with this Article XXXIII or otherwise shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting, and, in any case, within the twelve
(12) month period immediately following the date of the indemnification or advance. Failure to make or delay in making any such report shall not affect the Corporation's obligation to make any such indemnification or advance

     J. The indemnification provided hereunder to any person who is or was serving as an employee benefit plan fiduciary shall not operate to relieve any such person who acts as a plan fiduciary from any responsibility or liability under applicable laws, and the indemnification provided hereunder to a plan fiduciary is limited to satisfaction of liabilities incurred by such person as a plan fiduciary, subject to the terms and conditions stated in this Article XXXIII. For purposes of this Article XXXIII, the Corporation shall be deemed to have requested a director or officer to serve an employee benefit plan whenever the performance by him or her of his or her duties to the Corporation also imposes duties on or otherwise involves services by him or her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director or officer with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.

     K. These indemnities shall apply with respect to acts, omissions, and occurrences before or after September 3, 1987; provided that (i) if the indemnities in effect prior to such date should operate in any respect to provide greater indemnification for the person affected or (ii) if it should be determined that these indemnities may not lawfully be applied retroactively from date of adoption, then the indemnities in effect prior to such date shall continue to apply and shall be effective and enforceable with respect thereto.
                 Unanimous Action of Shareholder
                               of
                  Gulf States Utilities Company

     The undersigned, Entergy Corporation, acting by and through its Chairman of the Board of Directors and Chief Executive Officer, Edwin Lupberger, being the owner of all of the outstanding stock of Gulf States Utilities Company, does hereby waive notice of time and place of a special meeting of Gulf States Utilities Company Shareholders, and pursuant to authority in Article 9.10A of the Texas Business Corporation Act, does hereby take the following action without a meeting and consents to such action by its execution of this consent, intending It to have the same force and effect as a unanimous vote at a meeting.

     RESOLVED, that Article II and Article III of the Bylaws of the Company are amended to read as follows:

                           ARTICLE II.

                     Shareholders' Meetings.

     All meetings of the Shareholders shall be held at a place and time to be set either by the Shareholders or by the Board of Directors. With or without motion, the Chairman of any meeting of the Shareholders may appoint Inspectors and Tellers for such meeting who shall examine into the qualifications of the Shareholders present in person or represented at the meeting by proxy, report the shares represented at the meeting and tabulate the vote on such matters as may come before the meeting.

                          ARTICLE III.

                         Annual Meeting.

     The Annual Meeting of the Shareholders of this Corporation shall be held on a date selected either by the Shareholders or by the Board of Directors.

     RESOLVED, that the first paragraph of Article IX of the Bylaws of the Company is amended to read as follows:

     "The Shareholders or the Board of Directors shall have the power from time to time to fix the number of directors of the Company, provided that the number so fixed shall not be less than three (3) or more than fifteen (1 5).u

     RESOLVED, that the number of directors of Gulf States
Utilities Company is fixed at six (6) and the following directors are hereby elected to serve until the next annual meeting and/or until their successors are duly elected and qualified:

                        Michael B. Bemis
                        Frank F. Gallaher
                         Donald C. Hintz
                        Jerry D. Jackson
                         Edwin Lupberger
                        Jerry L. Maulden

EXECUTED AND CONSENTED to this 5th day of May, 1994.

                              ENTERGY CORPORATION


                              By
                                   Edwin Lupberger
                                   Chairman of the Board and
                                   Chief Executive Officer